                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              KRAMONT REALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, schedule or registration statement no.:

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     (4)  Date filed:

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
                              KRAMONT REALTY TRUST
               580 WEST GERMANTOWN PIKE, SUITE 200
                         PLYMOUTH MEETING, PA 19462-1305


                                                                  April 17, 2001



Dear Shareholder:

     You are cordially invited to attend the 2001 annual meeting of shareholders which will be held on Tuesday, June 12, 2001 at the Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York 10019, at 10:30 a.m. local time.

     Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your common shares of beneficial interest and/or your Series B-1 Cumulative Convertible Preferred Shares of Beneficial Interest of Kramont Realty Trust, $.01 par value per share, be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.



                                    Sincerely,


                                   /s/ Louis P. Meshon
                                   -------------------
                                    Louis P. Meshon, Sr.
                                    President and Chief Executive Officer

                              KRAMONT REALTY TRUST

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 2001
--------------------------------------------------------------------------------

     The annual meeting of shareholders of Kramont Realty Trust (the "Company") will be held at the Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York 10019, at 10:30 a.m. local time, for the following purposes:

     1. To elect two trustees comprising the class of trustees to be elected for a three-year term expiring 2004.

     2. To ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Trustees has fixed March 23, 2001 as the record date for determining the shareholders of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), and shareholders of the Company's Series B-1 Cumulative Convertible Preferred Shares of beneficial interest, $.01 par value per share (the "B-1 Preferred Shares"), entitled to receive notice of and to vote at the meeting.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

     THE VOTE OF HOLDERS OF COMMON SHARES AND B-1 PREFERRED SHARES IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                    By Order of the Board of Trustees


                                    /s/ Mary Gannon
                                    ---------------
April 17, 2001                      Mary Gannon
Plymouth Meeting, PA                Secretary

                                 [KRAMONT LOGO]

                              KRAMONT REALTY TRUST
                        580 W. GERMANTOWN PIKE, SUITE 200
                         PLYMOUTH MEETING, PA 19462-1305


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 12, 2001

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), and from the holders of the Company's issued and outstanding Series B-1 Cumulative Convertible Preferred Shares of beneficial interest, $.01 par value per share (the "B-1 Preferred Shares"), to be used at the Annual Meeting of Shareholders to be held on Tuesday, June 12, 2001 at the Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York 10019, at 10:30 a.m. local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company acquired its assets through the merger of the businesses of Kranzco Realty Trust ("Kranzco") and CV Reit, Inc. ("CV Reit") into the Company effective June 16, 2000 (the "Merger"). The Agreement and Plan of Reorganization and Merger dated as of December 10, 1999 was adopted and approved by the shareholders of both companies on June 6, 2000. Terms of the Merger called for holders of common shares of both companies to each receive one common share of beneficial interest of Kramont for each outstanding common share of CV Reit and Kranzco on a tax-free basis, and for holders of Kranzco preferred shares to receive in exchange for such Kranzco preferred shares, Kramont preferred shares with the same rights.

     This Proxy Statement and enclosed form of proxy are being mailed to the shareholders of the Company entitled thereto on or about April 17, 2001.

     At the Annual Meeting, the holders of the Common Shares and the B-1 Preferred Shares of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. The election of two trustees comprising the class of trustees to be elected for a three-year term expiring 2004;

     2. The ratification of the appointment of BDO Seidman, LLP as independent public accountants for the fiscal year ending December 31, 2001; and

     3.   Such other business as may properly come before the Annual Meeting.

     Only the holders of record of the Common Shares and the B-1 Preferred Shares at the close of business on March 23, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Holders of the B-1 Preferred Shares have the right to vote together with the holders of the Common Shares as a single class on all actions to be taken by the holders of Common Shares. Each Common Share is entitled to one vote on all matters. Each B-1 Preferred Share is entitled to such number of votes as shall equal the number of Common Shares into which a B-1 Preferred Share is convertible on the Record Date, on all matters. As of the Record Date, 18,752,912 Common Shares were outstanding. As of the Record Date, B-1 Preferred Shares were convertible into 1,670,116 Common Shares.

     The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

     In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants (Proposal 2). For purposes of calculating votes cast with respect to each Proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote on either Proposal, although they will count toward the presence of a quorum.

     The Common Shares and the B-1 Preferred Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which will come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

     The By-laws of the Company provide that the Board consist of seven members who hold office until their terms of office expire and, in each case, until their respective successors are duly elected and qualify. The trustees are divided into three classes, consisting of two members (the "Class I Trustees") whose terms will expire at this Annual Meeting of shareholders, three members (the "Class II Trustees") whose terms will expire at the 2002 annual meeting of shareholders, and two members (the "Class III Trustees") whose term will expire at the 2003 annual meeting of shareholders.

     EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES LISTED BELOW. Each such nominee has consented to be named in this Proxy Statement and to serve as a trustee if elected.

     The information below relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

NOMINEES FOR ELECTION AS CLASS I TRUSTEES

Norman M. Kranzdorf, 70, has been Chairman of the Board of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Kranzdorf founded Kranzco and served as its President and Chief Executive Officer and as a Trustee until June 2000 when it merged into the Company. Mr. Kranzdorf was the President of Kranzco Realty, Inc., a general commercial real estate management and brokerage company, from 1979 when he founded Kranzco Realty, Inc. to 1992. He served as President of Amterre Development Inc from 1972 to 1981. Amterre, the successor to Food Fair Properties, Inc., owned and operated over 50 shopping centers, as well as other single-tenant retail properties, on the Eastern seaboard. Mr. Kranzdorf was also an officer and director of Kranzco Management, Inc., a general commercial real estate manager and brokerage company and a wholly-owned subsidiary of Kranzco Realty, Inc. from 1980, when it was founded, to 1992.

He is a member of NAREIT and the International Council of Shopping Centers. Mr. Kranzdorf is a director of New America International, Inc. (real estate) and a member of the Real Estate Advisory Board of the Wharton School of the University of Pennsylvania. Mr. Kranzdorf also previously served as a member of the Board of Governors of NAREIT and as a trustee of the International Council of Shopping Centers. Mr. Kranzdorf is a Class I Trustee.

     Bernard J. Korman, 69, has been a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Korman was a Trustee of Kranzco from 1997 to June 2000 when it merged into the Company. Mr. Korman is Chairman of Philadelphia Health Care Trust, a non-profit organization, and NutraMax Products, Inc. (NASDAQ), a consumer healthcare products company. Mr. Korman served as President and Chief Executive Officer of MEDIQ Incorporated (healthcare services) (AMEX) from 1982 to 1995, and as Chairman of PCI Services, Inc. from 1992 to 1996. Mr. Korman currently is a director of The Pep Boys, Inc. (auto supplies) (NYSE), The New America High Income Fund (financial services) (NYSE), Omega Healthcare Investors, Inc. (a healthcare REIT) (NYSE) and Omega Worldwide, Inc. (real estate company) (NASDAQ). Mr. Korman is a member of the Board's Audit Committee. Mr. Korman is a Class I Trustee.

OTHER TRUSTEES WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

     H. Irwin Levy, 74, has been a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Levy was a Director and Chairman of the Board of CV Reit from December 1997 to June 2000 when it merged into the Company. Mr. Levy was Chairman of the Board and Chief Executive Officer of CV Reit from 1985 to July 1992. Mr. Levy is Chairman of the Board, Chief Executive Officer and a majority stockholder of Hilcoast Development Corp., which is principally engaged in the ownership and management of recreation facilities at active adult condominium communities in southern Florida. Since 1995, he has served as a director of nStor Technologies, Inc. (manufacturer of information storage and storage area network solutions) (AMEX). He is of counsel to the West Palm Beach law firm of Levy Kneen Mariani Curtin Kornfeld and del Russo. Mr. Levy is a Class III Trustee.

     Louis P. Meshon, Sr., 60, has been Chief Executive Officer, President and a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Meshon had been a Director and Chief Executive Officer of CV Reit from 1997 to June 2000 when it merged into the Company. Mr. Meshon was the President of Drexel Realty, Inc., doing business as Montgomery Group Affiliates ("Drexel"), a shopping center developer and manager, from 1974 when he co-founded the company, until 1997. In December 1997, companies directly or indirectly owned or controlled by Mr. Meshon and engaged in the development, management and ownership of community based shopping centers and an office building in the aggregate totaling approximately 590,000 square feet, consummated a transaction in which CV Reit acquired ownership of those properties through its subsidiary, Montgomery CV Realty L.P. Mr. Meshon is a member of NAREIT, the International Council of Shopping Centers, and the Real Estate Advisory Board of the Wharton School of the University of Pennsylvania. Mr. Meshon is a Class II Trustee.

     Milton S. Schneider, 51, has been a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Schneider was a Director of CV Reit from December 1997 to June 2000 when it merged into the Company. Mr. Schneider has been Chief Executive Officer of The Glenville Group since 1995, which is involved in the development, ownership and management of commercial and residential properties. Since June 1995, Mr. Schneider has also been Chairman of Togar Property Company, an apartment development company located in Malvern, Pennsylvania. In addition, since June 1994, Mr. Schneider has been Vice Chairman of Parkland Management Company, a financial services company, and since October 1994, he has been Vice Chairman of Horvitz Newspapers, Inc. Mr. Schneider is a member of the Board's Audit Committee. Mr. Schneider is a Class II Trustee.

     E. Donald Shapiro, 69, has been a Trustee of the Company since the Company commenced business operations in June 2000. Mr. Shapiro was a Trustee of Kranzco from 1994 to June 2000 when it merged into the Company. Mr. Shapiro is The Joseph Solomon Distinguished Professor of Law at New York Law School since 1983 and Dean Emeritus. Mr. Shapiro also serves as a director of the following entities: Loral Space and Communications (formerly Loral Corporation) (satellite communications) (NYSE) since 1973; GHI (health care provider) (not for profit) since 1974; Vasomedical, Inc. (medical products) (NASDAQ) since 1992; United Industrial Corporation (defense industry) (NYSE) since 1996; and Frequency Electronics (space and communication components) (AMEX) since 1998. Mr. Shapiro is a member of the Board's Audit Committee, and Executive Compensation Committee. Mr. Shapiro is a Class III Trustee.

     Alan L. Shulman, 68, has been a Trustee of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Shulman was a Director of CV Reit from 1985 to June 2000 when it merged into the Company, and he served as Chairman of the Board from August 1992 until May 1996. Mr. Shulman is a private investor and was previously a general partner of Unitel Associates, Ltd., a Florida limited partnership engaged in the ownership and operation of Holiday Inn motel properties, for more than twenty years until its dissolution in 1987. Mr. Shulman was one of the founding directors of Island National Bank, Palm Beach, FL in 1988 and served on its board until the bank was sold in 1998. From December 1997 until November 2000, Mr. Shulman served as a director of Engle Homes (real estate development) (NASDAQ). Mr. Shulman is a member of the Board's Executive Compensation Committee and Audit Committee. Mr. Shulman is a Class II Trustee.

BOARD OF TRUSTEES' MEETINGS

     During the Company's fiscal year ended December 31, 2000, the Board held three regular meetings. All trustees attended at least 75% of all meetings of the Board and the committees thereof on which they served during the fiscal year ended December 31, 2000.

BOARD COMMITTEES

     The Board has an Audit Committee and an Executive Compensation Committee ("Administrators"), which administers the Company's 1992 Employee Share Option Plan (the "Employee Plan"), the 1992 Trustee Share Option Plan (the "Trustee Plan"), the Montgomery CV Trust Executive Stock Option Plan (the "CV Plan"), the Drexel Realty, Inc. 1997 Stock Option Plan (the "Drexel Plan"), the CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan (the "Director Plan" and, together with the Employee Plan, the Trustee Plan, the CV Plan and the Drexel Plan, the "Option Plans"), the Company's 1995 Incentive Plan (the "1995 Incentive Plan") and the Company's 2000 Incentive Plan (the "2000 Incentive Plan"). The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the Board performs the functions of a nominating committee.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement in the form in which it was adopted by the Board on June 19, 2000. The Audit Committee is composed of Messrs Korman, Schneider, Shapiro and Shulman. Each of the members of the Audit Committee qualifies as an "independent" trustee under the current listing standards of the New York Stock Exchange. The functions of the Audit Committee are described in the Audit Committee Charter and also includes determining the compatability of non-audit services of the Company's public accountants, if any, with the independence of the public accountants. The Audit Committee met three times during the fiscal year ended December 31, 2000.

     The Executive Compensation Committee was designated on June 19, 2000 and is composed of Messrs. Shapiro and Shulman. The function of the Executive Compensation Committee is to review and make recommendations to the Board regarding compensation for the Company's executive officers. In addition, the Executive Compensation Committee is to determine awards granted pursuant to the various option and incentive plans to employees and trustees which align the interests of the Company's trustees, executive officers, key employees, advisors and consultants with those of the shareholders and to enable the Company to attract, compensate and retain trustees, executive officers, key employees, advisors and consultants and provide them with appropriate incentives and rewards for performance. No member of the Executive Compensation Committee is an employee of the Company. During 2000, the Executive Compensation Committee did not meet.

TRUSTEES' COMPENSATION

     Each non-employee trustee of the Company receives an annual fee of $18,000 and a fee of $1,000 for each meeting attended and each trustee is entitled to $500 for each separate committee meeting attended. In addition, the Company has agreed to issue annually to each non-employee trustee options to purchase 5,000 Common Shares. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company. On June 19, 2000, Messrs Korman, Levy, Schneider, Shapiro and Shulman were each issued 5,000 options by the Company. In January 2000, prior to the Merger of CV Reit and Kranzco on June 16, 2000, CV Reit issued 5,000 options to each of Messrs. Schneider, and Shulman. In March 2000, Kranzco issued 3,000 options to each of Messrs. Korman and Shapiro. Norman M. Kranzdorf's employment agreement is described below in the section entitled "Executive Compensation."

--------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF MESSRS. KRANZDORF AND KORMAN TO SERVE UNTIL THE 2004 ANNUAL MEETING OF SHAREHOLDERS.
--------------------------------------------------------------------------------


                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has approved BDO Seidman, LLP as independent auditor for the Company for the year ended December 31, 2001. BDO Seidman, LLP acted as independent auditor for the Company for the year ended December 31, 2000. A proposal to ratify the appointment of BDO Seidman, LLP as independent auditor for the year ended December 31, 2001 is being presented to the shareholders at the Annual Meeting. A representative of BDO Seidman, LLP is expected to be present at the meeting and available to respond to appropriate questions and will be given an opportunity to make a statement.

     During the fiscal year ended December 31, 2000, BDO Seidman, LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

     (a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q: $133,500.

     (b) All Other Fees: The aggregate fees billed by BDO Seidman, LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000: $46,150.

      The Audit Committee has considered whether the provision of services covered in (b) above are compatible with maintaining the independence of BDO Seidman, LLP.


--------------------------------------------------------------------------------
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.
--------------------------------------------------------------------------------


                               EXECUTIVE OFFICERS

      The following is provided with respect to the executive officers of the Company. None of the executive officers of the Company are related to each other. Executive officers are chosen by and serve at the discretion of the President, except the President and Chief Executive Officer, who serves at the discretion of the Board.

      Louis P. Meshon, Sr., 60, Chief Executive Officer and President. Biographical information regarding Mr. Meshon is set forth under "Proposal 1 - Election of Trustees."

      George S. Demuth, 44, has been Executive Vice President and Chief Operating Officer of the Company since the Company commenced business operations at the time of the Merger in June 2000. Mr. Demuth was the Director of Leasing of Kranzco from 1997 to June 2000 when it merged into the Company. From 1995 to 1997, Mr. Demuth was the Director of Real Estate at Kimco Realty Corporation. From 1994 to 1995, Mr. Demuth was managing director of LRA Realty Advisors, Inc. Mr. Demuth has been engaged in the shopping center industry since 1981, holding both executive and officer positions in leasing, acquisition, management and redevelopment capacities. Mr. Demuth has been associated with Dusco Property Management (Lend Lease Corporation), Cadillac Fairview Corporation and the Kravco Companies. From 1978 to 1981, Mr. Demuth was engaged in the appraisal, development, acquisition and disposition of commercial real estate with the Penn Central Corporation, the Southland Corporation and the Beal Companies. Mr. Demuth is a member of the International Council of Shopping Centers and the Urban Land Institute.

      Etta M. Strehle, 45, has been Chief Financial Officer, Treasurer and Financial Vice President of the Company since the Company commenced business operations at the time of the Merger in June 2000. Ms. Strehle had been Chief Financial Officer of Montgomery CV Realty Trust, a subsidiary of CV Reit from February 1999 to June 2000, and from December 1997 to February 1999, Ms. Strehle was the Controller of Drexel Realty, Inc., in which CV Reit owned an indirect 95% economic interest. Prior to joining CV Reit in 1997, Ms. Strehle was employed by Drexel Realty, Inc., then doing business as Montgomery Group Affiliates for 5 years, principally as Controller. Previously thereto, she was employed by Kravco Company for 16 years, holding various supervisory positions including property controller.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by Louis P. Meshon, Sr., the Company's President and Chief Executive Officer, George S. Demuth, the Company's Executive Vice President and Chief Operating Officer and Etta M. Strehle, the Company's Vice President, Chief Financial Officer and Treasurer (collectively, the "Named Executives"), during the fiscal year ended December 31, 2000. The amount set forth in the table includes, for informational purposes, the compensation paid to the Named Executives by Kranzco and CV Reit in 2000 prior to the Merger and for the fiscal years ended December 31, 1999 and 1998. Other than the Named Executives, no executive officer of the Company earned a total salary and bonus exceeding $100,000 during the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation
                                            -----------------------------             Other
                                                                                      Annual           All Other
Name & Principal Position      Year         Salary                Bonus            Compensation       Compensation
-------------------------      ----         ------                -----            ------------       ------------
Louis P. Meshon, Sr.
  CEO                          2000         305,769             170,000(3)               (5)           6,608(6)
  President and Chief          1999         285,000              97,027(3)               (5)           3,404
  Executive Officer            1998         279,744              17,829(3)               (5)               0

George S. Demuth(1)            2000       $ 156,443              13,500                  (5)               0
  Executive Vice President
  and COO

Etta M. Strehle(2)             2000         137,019              35,385(4)               (5)           2,673
  Vice President, Chief        1999         117,422              12,962(4)               (5)           1,616
  Financial Officer and
  Treasurer

(1) Prior to the Merger, Mr. Demuth was employed as Director of Leasing by Kranzco and was not an executive officer of Kranzco.

(2) Ms. Strehle was appointed Chief Financial Officer of CV Reit effective February 1, 1999, and was not an executive officer of CV Reit prior to February 1, 1999.

(3) Performance bonus paid pursuant to Mr. Meshon's employment agreement. Amount attributable to 2000 is expected to be paid in March 2001, amount attributable to 1999 was paid in April 2000, and amount attributable to 1998 was paid in April 1999.

(4) Includes $22,400 and $15,402 which were allocated to Drexel in 2000 and 1999 respectively.

(5) Excludes certain personal benefits, the total value of which is less than the lesser of $50,000 or 10% of the total annual salary and bonus paid or accrued by the Company for services rendered during the fiscal years ended December 31, 2000, 1999 and 1998.

(6) The Company also sold 75,000 restricted Common Shares of beneficial interest to Mr. Meshon in accordance with his employment agreement at the fair market value on the day of the sale of $10.16 per share. Mr. Meshon executed a promissory note for $762,000 in payment of the restricted shares, which shall terminate upon the earlier of the satisfaction of certain conditions set forth in the note or upon the fifth anniversary of his employment. Mr. Meshon is entitled to receive dividends on these shares.


The following table sets forth certain information concerning options granted during the fiscal year ended December 31, 2000 to the Named Executives by the Company, Kranzco and CV Reit. Except as mentioned in footnote 6 of the Summary Compensation Table, the Company did not grant any share appreciation rights or any restricted shares during 2000.

                 OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                                                        Individual Grants
                          Number of     Percent of Total
                          Securities     Options/SARs
                          Underlying      Granted to
                         Options/SARs    Employees in       Exercise or    Expiration        GrantDate
Name                      Granted (A)    Fiscal Year         Base Price       Date          Present Value (B)
----                     ------------   -------------       -----------    ----------       -----------------


Louis P. Meshon, Sr.         25,000         19%                $10.16       6/15/10             $5,500

George Demuth                 5,000          4%                $10.16       6/15/10             $1,520

Etta M. Strehle               3,500          3%                $10.16       6/15/10             $1,064


(A) Options granted to Mr. Meshon in the fiscal year ended December 31, 2000 vested and became exercisable on the date of grant. Options granted to Mr. Demuth and Ms. Strehle vest and become exercisable equally over a five year period.

(B) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, stock price volatility and future dividend yields. The assumptions used in the model were expected volatility of 21%, risk free interest rate of 6.06%, dividend yield of 12.5% and expected exercise time of ten years after the date of the grant.

         AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
              END AND FISCAL YEAR END OPTION VALUES

      During the fiscal year ended December 31, 2000, none of the Named Executives exercised any options granted to them. The following table sets forth certain information with respect to the unexercised options held as of the end of such fiscal year by the Named Executives. The fair market value on December 31, 2000 of the Common Shares underlying the options was $8.9375 per Common Share.

                                 Number of Securities
                             Underlying Unexercised Options
   Name                        Held at December 31, 2000
   ----                        -------------------------

                                Exercisable/Unexercisable
                               --------------------------
Louis P. Meshon, Sr.            115,000          60,000

George Demuth                     7,500           5,000

Etta M. Strehle                   6,000           7,500

OPTION PLANS AND INCENTIVE PLANS

      In connection with the Merger, all outstanding options under the Option Plans and the 1995 Incentive Plan were assumed by the Company. Each such assumed option is exercisable upon the same terms and conditions as were applicable to such option prior to the Merger. Since the Merger, no stock options have been granted under the Option Plans or the 1995 Incentive Plan.

      The purpose of the Option Plans and the Incentive Plans is to align the interests of the Company's trustees, executive officers, key employees, advisors and consultants with those of the shareholders and to enable the Company to attract, compensate and retain trustees, executive officers, key employees, advisors and consultants and provide them with appropriate incentives and rewards for their performance. Awards to trustees, executive officers, key employees and other individuals under the plans may take the form of options to purchase Common Shares, including corresponding share appreciation rights and reload options, and in the case of employees, restricted share awards and share purchase awards. Additionally, awards under the Incentive Plans may be granted in combination with other awards, including options granted under the Option Plans.

TRUSTEE PLAN AND EMPLOYEE PLAN

      Prior to Kranzco's initial public offering in November 1992, the Trustee Plan and Employee Plan were adopted by the board of trustees of Kranzco and all of the then current shareholders of Kranzco. The Trustee Plan and Employee Plan provide for the grant of options to purchase Common Shares to trustees of the Company or trustees or directors of any of the Company's subsidiaries or affiliates, or to key employees of the Company, or any of its subsidiaries or affiliates, as the Administrators of the Trustee Plan and Employee Plan shall select from time to time. The Trustee Plan and Employee Plan provide for the grant of a maximum of 700,000 Common Shares under the Trustee Plan and 300,000 Common Shares under the Employee Plan, and permit the granting of share options to employees which are either Incentive Options or Non-Qualified Options. As of December 31, 2000 options to purchase 381,800 and 54,600 Common Shares were outstanding under the Trustee Plan and Employee Plan, respectively, all of which were exercisable as of December 31, 2000. During the fiscal year ended December 31, 2000, no options were issued from the Trustee Plan or the Employee Plan.

1995 INCENTIVE PLAN

      The Incentive Plan was approved by the shareholders of Kranzco at Kranzco's 1995 annual meeting of shareholders held in June 1995. All employees, trustees, and other key individuals are currently eligible to participate in the 1995 Incentive Plan subject to certain restrictions. The maximum number of Common Shares that may be the subject of awards under the 1995 Incentive Plan is 1,000,000 Common Shares. The 1995 Incentive Plan provides that in any given year, the maximum number of Common Shares with respect to which options or share appreciation rights may be granted to any employee is 100,000 Common Shares. As of December 31, 2000, options to purchase 309,000 Common Shares were outstanding under the 1995 Incentive Plan. During the fiscal year ended December 31, 2000, 3,000 options were issued to each of Messrs. Korman and Shapiro pursuant to the 1995 Incentive Plan.

MONTGOMERY CV TRUST EXECUTIVE STOCK OPTION PLAN

      The Montgomery CV Trust Executive Stock Option Plan was adopted by CV Reit on December 31, 1997. The CV Plan provides for the issuance to executives of options to purchase a maximum of 150,000 Common Shares, all of which were issued to Mr. Meshon on December 31, 1997. The options are exercisable in equal annual installments of 30,000 shares, commencing on December 31, 1998. Unexercisable options are subject to forfeiture under certain conditions. As of December 31, 2000, options to purchase 150,000 Common Shares were outstanding under the CV Plan.

DREXEL REALTY, INC. 1997 STOCK OPTION PLAN

      The Drexel Realty, Inc. 1997 Stock Option Plan was adopted by CV Reit on December 31, 1997. The Drexel Plan provides for the issuance to executives and employees of options to purchase a maximum of 400,000 Common Shares. As of December 31, 2000, options to purchase 95,000 Common Shares were outstanding under the Drexel Plan.

CV REIT, INC. NON-EMPLOYEE DIRECTOR 1998 STOCK OPTION PLAN

      The CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan was adopted by CV Reit on December 31, 1997. The Director Plan provides for the issuance to executives of options to purchase a maximum of 150,000 Common Shares. As of December 31, 2000, options to purchase 75,000 Common Shares were outstanding under the Director Plan.

2000 INCENTIVE PLAN

      The 2000 Incentive Plan was approved by the shareholders of Kranzco and CV Reit at a special meeting of shareholders held in June 2000 by Kranzco and CV Reit, respectively. All employees, trustees, and other key individuals are currently eligible to participate in the 2000 Incentive Plan subject to certain restrictions. The maximum number of Common Shares that may be the subject of awards under the 2000 Incentive Plan is 1,000,000 Common Shares. The 2000 Incentive Plan provides that in any given year, the maximum number of Common Shares with respect to which options or share appreciation rights may be granted to any employee is 100,000 Common Shares. As of December 31, 2000, options to purchase 99,500 Common Shares were outstanding under the 2000 Incentive Plan. During the fiscal year ended December 31, 2000, 25,000, 5,000 and 3,500 options were issued to each of Messrs. Meshon, Demuth and Ms. Strehle respectively. In addition, during the fiscal year ended December 31, 2000, 25,000 options were issued to Mr. Kranzdorf and 5,000 options each were issued to Messrs. Korman, Levy, Schneider, Shapiro and Shulman pursuant to the 2000 Incentive Plan.

                BOARD AND EXECUTIVE COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

      Executive compensation is paid by the Company in the form of cash or through grants of awards under the Option Plans or the Incentive Plans. All final decisions regarding the cash component of executive compensation are made by the Board which, in making such determinations, takes into consideration any recommendations of the Executive Compensation Committee as well as the matters considered by, and the philosophy applied by such committee as set forth below. All final decisions regarding grants of awards under the Option Plans and Incentive Plans are made by the Board and/or its Executive Compensation Committee. In making its recommendations to the Board, the Executive Compensation Committee reviews the Company's compensation plans, programs and policies and monitors the performance and compensation of its executive officers. The Executive Compensation Committee is expected to review the compensation plans for comparable positions at other real estate investment trusts ("REITs") in the comparison peer group in evaluating the Company's compensation plans, programs and policies.

      The key elements of the Company's executive compensation package are base salary, annual bonus and equity-based incentives. The policies with respect to each of these elements, as well as the compensation paid to the executive officers of the Company during the fiscal year ended December 31, 2000, are discussed below.

Base Salaries

      Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talents, including a comparison to base salaries for comparable positions at other REITs in the comparison peer group. The base salaries currently are intended to be fixed at the average level of the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other REITs in the comparison peer group. Annual salary adjustments are determined based on an evaluation of executive officers' responsibilities and performance, as well as a review of the amount of base salaries paid to executive officers with comparable qualifications, experience and responsibilities by other REITs with businesses comparable in the Company's shopping center business and the performance of the Company and other market factors.

Annual Bonus

      The Board or the Executive Compensation Committee, in determining the aggregate amount of annual bonuses, is expected to review the performance of the Company and, if appropriate, the Common Shares during such fiscal year. The President of the Company, in determining the amount of annual bonuses, if any, to be paid to executive officers, is expected to review the non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term strategic growth of the Company, as well as such other matters as the Board or the Executive Compensation Committee may deem appropriate.

Long-Term Incentives

      Long-term incentives are designed to align the interests of the Company's employees, trustees and other key individuals with those of the Company's shareholders. In (i) awarding options and share appreciation rights under the Incentive Plan to its employees, trustees and other key individuals, (ii) making grants of restricted Common Shares, and (iii) making loans to employees for the purchase of Common Shares in connection with a share purchase award, consideration is given to the amount of options previously granted to them and whether any long-term incentives have previously been awarded.

      Share options and related share appreciation rights are generally granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest and become exercisable over a period of years based upon continued employment. This creates shareholder value over the long term since the full benefit of the compensation package cannot be realized unless share price appreciation occurs over a number of years.

      Grants of restricted Common Shares to employees may form a part of the Company's long-term incentive package. Typically some portion of such grants would vest annually over a period of several years, so long as the executive officer remains employed by the Company. In making grants of restricted Common Shares, the Executive Compensation Committee would consider and give approximately equal weight to an individual's scope of responsibilities, experience, past contributions to the Company and anticipated contributions to the Company's long-term success.

      Another component of the Company's long-term incentive package may include making loans to employees for the purchase of Common Shares in connection with a share purchase award under the Incentive Plan. These loans typically will be secured by the Common Shares purchased and otherwise will be non-recourse. The loans may be interest-free and may be forgiven in part over time, provided that the executive officer has not resigned as an employee of the Company and may be forgiven in full in the event employment terminates by reason of death, disability, termination without "cause", or by such employee for "good reason", or a "change of control." In making such loans, the Executive Compensation Committee is expected to consider the same factors it considers in making grants of restricted Common Shares.

      The Board and the Executive Compensation Committee believe that share options, share appreciation rights, grants of restricted shares and loans to purchase shares promote loyalty to the Company and encourage recipients to coordinate their interests with those of the shareholders. The Executive Compensation Committee may consider additional types of long-term incentives in the future.

Compensation of Chief Executive Officer

      Mr. Meshon's compensation arrangement has been established under an employment agreement dated as of June 16, 2000 (the "Meshon Employment Agreement"). The Meshon Employment Agreement commenced on June 16, 2000 and is for a term of five years and shall continue for successive one year periods unless otherwise terminated as provided in the Meshon Employment Agreement.

Base Compensation

      The Meshon Employment Agreement provides for annual base compensation of $325,000. The Board may, in its sole discretion, increase Mr. Meshon's base salary or other compensation.

Bonus

      The Meshon Employment Agreement provides for an annual performance bonus determined by the Company and the Company's independent auditors within 100 days of the end of the calendar year. The performance bonus is calculated as follows:

      Funds from Operations Per Share                 Bonus($)
      -------------------------------                 --------

           less than $1.30                                       0
           $1.30 to $1.49                   $200,000 - $10,000 for each cent less than $1.50
           $1.50 to $1.60                   $200,000
           $1.61 to $1.80                   $200,000 + $10,000 for each cent greater than $1.60
           greater than $1.80               $400,000 + $ 5,000 for each cent greater than $1.80

Equity-Based Compensation

      The Meshon Employment Agreement further provides for the Company to sell Mr. Meshon 75,000 restricted Common Shares of beneficial interest at a price equal to their fair market value evidenced by a full recourse promissory note that matures after 5 years. The note and the collateral therefore consisting of the restricted Common Shares and Mr. Meshon's obligations under the note, will terminate on the earlier to occur of : (i) its full satisfaction, (ii) its fifth anniversary (if Mr. Meshon is still employed by the Company) or (iii) the termination of Mr. Meshon's employment following a change of control, termination of the employment of Mr. Meshon without cause or by Mr. Meshon for good reason or because of Mr. Meshon's death or disability. The Company will pay an amount equal to any taxes payable by him, on a full gross-up basis, at the time his obligations under the note terminate.

Severance Payment

      The Meshon Employment Agreement further provides that if Mr. Meshon's employment is terminated due to a change of control, he is entitled to a payment of the greater of (i) the sum of all compensation due to Mr. Meshon during the balance of his term of employment, assuming that annual bonuses payable to him during the period equal the average of the annual bonuses paid to him under the employment agreement prior to the end of his employment or (ii) 199% of his annual salary and bonuses for the year prior to his termination.

Compensation of Chairman of the Board

Mr. Kranzdorf's compensation arrangement has been established under an employment agreement dated as of June 16, 2000 (the "Kranzdorf Employment Agreement"). The Kranzdorf Employment Agreement commenced on June 16, 2000 and is for a term of five years. Mr. Kranzdorf was paid $171,505 prior to the Merger pursuant to his employment agreement with Kranzco and $187,313 after the Merger pursuant to his employment agreement with the Company.

Base Compensation and Severance Payment

      The Kranzdorf Employment Agreement provides for annual compensation in the amount of $350,000 for the first three years and $175,000 for the last two years. The Board may, in their sole discretion, increase Mr. Kranzdorf's base salary or other compensation. The Kranzdorf Employment Agreement provides for a severance payment in case of a change of control in the amount of $1,040,000 if prior to the end of the third year and $520,000 if after the third year. The Company will also pay taxes payable by Mr. Kranzdorf under section 4999 of the Internal Revenue Code of 1986, as amended with respect to any "excess parachute payment" within the meaning of the Internal Revenue Code.

Compensation of Other Officers

      The Company also entered into one-year employment agreements effective June 16, 2000 and ending June 30, 2001 with George S. Demuth and Etta M. Strehle. The base annual compensation of George S. Demuth is $185,000 and of Etta M. Strehle is $150,000. The agreements provide for severance payments in the event of a change in control. Mr. Demuth's agreement provides for a severance payment equal to his salary for eighteen months and Ms. Strehle's agreement calls for a severance payment equal to her salary for twelve months.

      In addition, the Company entered into one-year employment agreements with eight other employees which also provide for severance payments in the event of a change in control.

Omnibus Budget Reconciliation Act Implications for Executive Compensation

      It is the responsibility of the Executive Compensation Committee to address the issues raised by the provisions in the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, the Executive Compensation Committee is responsible for considering whether any actions with respect to this limit should be taken by the Company. No executive officer of the Company received any such compensation in excess of this limit during 2000. The Incentive Plan has been designed in a manner to allow certain grants of options and share appreciation rights to be treated as performance based and, therefore, not subject to the $1,000,000 limitation. The Executive Compensation Committee is expected to continue to monitor the $1,000,000 limitation and is expected to make necessary recommendations if it is warranted in the future.

Conclusion

      The Board and the Executive Compensation Committee's goal is to enhance the profitability of the Company and, thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the Executive Compensation Committee and the Board have sought, and will continue to seek, to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives and to achieve the goals inherent in the Company's business strategy and to emphasize share ownership by such executives and, thereby, tie long-term compensation to increases in shareholder value.

      To permit ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee intends to conduct a periodic review of the Company's executive compensation program (subject to limitations set forth in existing employment agreements).

      In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits. In this regard, it should be noted that the Company currently has two 401(k) retirement plans which cover substantially all officers and employees of the Company. One plan covers the former Kranzco employees, and the Company, in its sole discretion, may contribute an amount equal to 50% of the first 5% of the employee's salary. The other plan covers the former CV Reit employees, and the Company, in its sole discretion, may contribute 50% of the first 3% of the employee's compensation. The Company anticipates implementing a merged 401(k) plan in the second quarter of 2001. The newly merged plan will permit participants to defer up to 15% of total compensation, subject to IRS limitations, which deferrals may, in the Company's sole discretion, be matched by the Company in an amount equal to 50% of the first 5% of the employee's compensation. Under the terms of the merged 401(k) plan, the Company may also, in its sole discretion, make additional profit sharing contributions to such plan. For the year 2000, the Company made total contributions of $39,600 to the existing 401(k) plans.

      Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.

      The foregoing is furnished by the Board and the Executive Compensation Committee.

March 31, 2001

                                Bernard J. Korman
                               Norman M. Kranzdorf
                                  H. Irwin Levy
                              Louis P. Meshon, Sr.
                               Milton S. Schneider
                                E. Donald Shapiro
                                 Alan L. Shulman

                             AUDIT COMMITTEE REPORT

      The Audit Committee has (i) reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management; (ii) discussed with BDO Seidman, LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (such as the quality of the Company's accounting principles and internal controls); (iii) received written disclosures and a letter from BDO Seidman, LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1, and discussed with BDO Seidman, LLP the independence of that firm. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's annual report on Form 10-K for the Company's fiscal year ended December 31, 2000. The Board of Trustees has determined that the members of the Audit Committee are independent of the Company and otherwise comply with New York Stock Exchange requirements.

      The foregoing is furnished by the Audit Committee.

March 31, 2001

                                Bernard J. Korman
                               Milton S. Schneider
                                E. Donald Shapiro
                                 Alan L. Shulman

                          SHARE PRICE PERFORMANCE GRAPH

      The following graphs and tables on pages 21 and 22 compare the cumulative total shareholder returns with the cumulative total returns on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") over the same period. The first graph and table reflects CV Reit returns prior to the Merger and the Company's returns after the Merger. The second graph and table reflect Kranzco returns prior to the Merger and the Company's returns after the Merger. Total return values for the S&P 500, the NAREIT Index and the Common Shares of the Company, and the common shares of CV Reit and Kranzco, as appropriate, were calculated based on cumulative total return assuming the investment of $100 in the S&P 500, the NAREIT Index, and in the common shares of CV Reit and Kranzco, as appropriate, on December 31, 1995, and assuming reinvestment of dividends. The indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Common Shares.

PERFORMANCE GRAPH FOR KRAMONT REALTY TRUST (CV REIT PRIOR TO JUNE 16, 2000)

                                  [LINE GRAPH]

                                 12/31/95     12/31/96    12/31/97    12/31/98    12/31/99   12/31/00
                                 --------     --------    --------    --------    --------   --------

Kramont Realty Trust / CV Reit     100.00      134.58      146.58      146.80      115.46     130.82
S & P 500 Index                    100.00      122.96      163.99      210.86      255.20     231.96
REIT Industry Index                100.00      135.27      162.67      134.20      128.00     161.75

1. The NAREIT Equity REIT Total Return Index is maintained by the National Association of Real Estate Investment Trusts.

PERFORMANCE GRAPH FOR KRAMONT REALTY TRUST (KRANZCO PRIOR TO JUNE 16, 2000)

                                  [LINE GRAPH]

                                 12/31/95     12/31/96    12/31/97    12/31/98    12/31/99   12/31/00
                                 --------     --------    --------    --------    --------   --------

Kramont Realty Trust / Kranzco     100.00      129.18      163.48      141.82        96.31    112.32
S & P 500 Index                    100.00      122.96      163.99      210.86       255.20    231.96
REIT Industry Index                100.00      135.27      162.67      134.20       128.00    161.75


1. The NAREIT Equity REIT Total Return Index is maintained by the National Association of Real Estate Investment Trusts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Norman M. Kranzdorf

      In connection with the Merger, the Company assumed the obligations of Kranzco under a lease by Norman Kranzdorf to Kranzco of a three-story building containing approximately 20,000 square feet located at 128 Fayette Street, Conshohocken, Pennsylvania, which served as Kranzco's headquarters prior to the Merger. From June 2000 through December 2000, the Company paid $76,900 in rent under the lease. The Company also paid $18,600 during this period for real estate taxes, utilities, repairs and other costs and expenses in connection with the use and occupancy of the building. The building was sold by Mr. Kranzdorf on March 15, 2001 and the lease was cancelled at that time.

H. Irwin Levy/Hilcoast

      In 1981, CV Reit sold the recreation facilities at the Century Village in Boca Raton to Mr. Levy for $18 million, subject to a lease to a corporation currently owned by Mr. Levy. (The annual net rental to Mr. Levy on that lease is $2.2 million.) At closing, Mr. Levy issued a 30-year non-recourse promissory note to CV Reit in the principal amount of $12.5 million which bears interest at 13.25% per annum. At December 31, 2000, the outstanding balance on this note was $10.0 million. During 2000, the Company recognized $1.2 million in interest income on this note.

      Since 1990, companies owned by Mr. Levy and/or certain members of his family have leased, managed and operated the recreation facilities at the Century Villages in West Palm Beach, Deerfield Beach and Boca Raton, which are collateral for certain notes held by the Company with an outstanding balance of $37.2 million (including the $10.0 million discussed above) at December 31, 2000. During 2000, the Company leased approximately 2,500 square feet of office space to those companies on a month-to-month basis for $2,100 per month, plus an allocation of utility expenses.

      Mr. Levy is Chairman of the Board, Chief Executive Officer and a majority stockholder of Hilcoast Development Corp. ("Hilcoast") which as of December 31, 1999, owed $24.7 million to the Company, consisting of an 11% mortgage note (the "Hilcoast Note") collateralized by first mortgages on the recreation facilities at the Century Village at Pembroke Pines, Florida active adult condominium project. The Hilcoast Note required equal monthly payments of principal and interest aggregating approximately $2.9 million per annum through 2023 and could not be prepaid by Hilcoast without a prepayment penalty. The Board determined that the early prepayment of the Hilcoast Note was in the best interest of the Company, and in December 2000, Hilcoast repaid the outstanding balance of the note of $24.5 million and a prepayment penalty of $3.0 million to the Company. Mr. Levy was excluded from the approval process. The Company received a fairness opinion from Landauer Associates, Inc. as to the price and amount of the prepayment penalty. During 2000, the Company received $2.6 million in interest income from Hilcoast on the Hilcoast Note.

      Effective July 31, 1992, CV Reit and Hilcoast entered into a consulting and advisory agreement under which Hilcoast provided certain investment advisory, consulting and administrative services to CV Reit, excluding matters related to Hilcoast's loans from CV Reit. The agreement provided for the payment of $10,000 per month to Hilcoast, plus reimbursement for reasonable out-of-pocket expenses. The agreement was amended upon closing of the Merger. The amended agreement provided for the payment of $5,000 per month to Hilcoast, plus reimbursement for reasonable out-of-pocket expenses. The amended agreement was terminated on December 31, 2000. During 2000, the Company paid $90,000 under this agreement, plus expense reimbursement.

Louis P. Meshon, Sr.

      On June 16, 2000, the Company sold to Louis P. Meshon, Sr. 75,000 restricted Common Shares at the then current market price per Common Share of $10.16 for a total of $762,000 evidenced by a full recourse promissory note that matures on June 15, 2005. The note and the collateral therefore consisting of the restricted Common Shares, and Mr. Meshon's obligations under the note, will terminate on the earlier to occur of: (i) the note's full satisfaction, (ii) the note's fifth anniversary (if Mr. Meshon is still employed by the Company), or
(iii) the termination of Mr.Meshon's employment following a change of control, termination of the employment of Mr. Meshon without cause or by Mr. Meshon for good reason, or because of Mr. Meshon's death or disability. The Company will pay to him an amount equal to any taxes payable by him, on a full gross-up basis, at the time his obligations under the note terminate.

      Louis P. Meshon, Sr. and Patricia Meshon, in the aggregate, own 99% of the voting stock (a 5% equity interest) in Drexel Realty, Inc., ("Drexel") the management company in which Montgomery CV Realty L.P. owns 1% of the voting stock and 100% of the non-voting stock (a 95% equity interest). In 2000, Drexel did not make any payments to Mr. Meshon.

      In addition, Drexel manages the following third-party owned properties in which Louis P. Meshon, Sr. has the following partnership interests:

                                                               Meshon Partnership
      Properties                                              Interest Percentage
      ----------                                              -------------------

      Renaissance Plaza                                             20.75%

      Montgomery A.C., Inc. (owns 1% general partnership            50.00%
      interest in Renaissance Plaza)

      Laurel Mall (indirect ownership through MTGY                  29.00%
      Associates) (Louis P. Meshon, Sr. owns 100% of
      the corporate general partner of Laurel Mall)

      Lane Plaza Associates (holds a cash-flow mortgage             25.00%
      on Weis Plaza, which is a third-party managed property)
      (Louis P. Meshon, Sr. is general partner of
      Lane Plaza Associates)

      In 2000, the owners of these properties paid Drexel $294,859 for these management services and leasing commissions.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Board has established an Executive Compensation Committee, the function of which is to review and make recommendations to the Board regarding compensation for the executive officers of the Company. The Executive Compensation Committee consists of Messrs. Shulman and Shapiro. None of the members of the Executive Compensation Committee are or have been employees of the Company.

      To the Company's knowledge, there were no other interrelationships involving the trustees of the Company and compensation decisions requiring disclosure in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the Common Shares and units of limited partnership interests ("OP Units") in the Company's approximately 93.49% owned subsidiary, Kramont Operating Partnership, L.P., including Common Shares as to which a right to acquire ownership exists (for example, through the exercise of stock options or conversion of OP Units) within the meaning of rule 13d-3(d)(1) under the Securities Exchange Act, as amended, by each person known by the Company to own beneficially more than 5% of the Common Shares, each trustee and Named Executive, and all trustees and Named Executives as a group as of March 1, 2001 (unless otherwise indicated). (Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by him or it.)

Name and Address                           Amount Beneficially       Percent of
of Beneficial Owner(1)                           Owned                Class(2)
---------------------                      -------------------       ----------

Louis P. Meshon, Sr.                            869,077(3)              4.4%

Norman M. Kranzdorf                             655,033(4)              3.4%

George Demuth                                     9,786(5)                *

Etta M. Strehle                                   6,600(6)                *

Bernard J. Korman                                22,386(7)                *

H. Irwin Levy                                   840,191(8)              4.5%

Milton S. Schneider                             100,957(9)                *

E. Donald Shapiro                                26,271(10)               *

Alan L. Shulman                                  50,680(11)               *

All trustees and executive
  officers as a group (9 persons)             2,580,981(12)            12.8%

*    Indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, the address for each individual is 580 W. Germantown Pike, Suite 200, Plymouth Meeting, PA, 19462-1305.

(2) Calculated based on 18,752,912 Common Shares outstanding and assuming, with respect to each of the individuals listed above, the exercise of all currently exercisable options to purchase Common Shares held by such individual.

(3) Includes (a) options to purchase 90,000 Common Shares originally granted to him under the Montgomery CV Trust Executive Stock Option Plan, (b) options to purchase 25,000 Common Shares granted to him under the Kramont 2000 Incentive Plan (c) 673,255 OP Units held in Kramont Operating Partnership, L.P., of which 89,909 OP Units are jointly owned with Mr. Meshon's wife and 2,714 partnership units are owned by a company controlled by Mr. Meshon, and (d) includes 75,000 Restricted Shares sold to him at the time of the Merger.

(4)  Includes (a) 14,640 Common Shares owned directly by Mr. Kranzdorf's wife,
     (b) 36,000 Common Shares owned by Mrs. Kranzdorf as trustee for the benefit of Michael Kranzdorf and Betty Kranzdorf, (c) options to purchase 381,800 Common Shares granted to him under the Trustee Plan, (d) options to purchase 25,000 Common Shares granted to him pursuant to Kramont's 2000 Incentive Plan, and (e) options to purchase 21,250 Common Shares granted to Mrs. Kranzdorf under the Employee Plan. All options were granted under either the Employee Plan, the Trustee Plan or the Kramont 2000 Incentive Plan and are exercisable immediately.

(5) Includes options to purchase 7,500 Common Shares granted to him under the Employee Plan.

(6) Includes options to purchase 6,000 Common Shares granted to her under the Drexel Realty, Inc. 1997 Stock Option Plan.

(7) Includes (a) options to purchase 9,000 Common Shares granted to him under Kranzco's 1995 Incentive Plan (b) 5,000 Common Shares granted to him under the Kramont 2000 Incentive Plan, and (c) 3,900 Common Shares owned by his spouse.

(8) Includes (a) 102,292 Common Shares owned by a corporation controlled by Mr. Levy, (b) 78,149 OP Units in Kramont Operating Partnership, L.P. and (c) 5,000 options granted to him under the Kramont 2000 Incentive Plan. Excludes 175,000 Common Shares owned by Mr. Levy's spouse. Mr. Levy disclaims beneficial ownership of the excluded Common Shares.

(9) Includes (a) options to purchase 15,000 Common Shares granted under the CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan, (b) 20,957 OP Units in Kramont Operating Partnership, L.P., and (c) 5,000 options granted under the Kramont 2000 Incentive Plan. Excludes 34,013 OP Units owned by Mr. Schneider's spouse. Mr. Schneider disclaims beneficial ownership of the excluded OP Units.

(10) Includes (a) options to purchase 3,000 Common Shares granted to him under Kranzco's 1992 Trustee Share Options Plan, (b) options to purchase 12,000 Common Shares granted to him under Kranzco's 1995 Incentive Plan, and (c) 5,000 options granted under the Kramont 2000 Incentive Plan.

(11) Includes (a) options to purchase 15,000 Common Shares originally granted under the CV Reit, Inc. Non-Employee 1998 Stock Option Plan, and (b) 5,000 options granted under the Kramont 2000 Incentive Plan.

(12) Includes options to purchase the aggregate of $635,550 Common Shares which are exercisable within sixty (60) days of the date of this Proxy.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Trustees, executive officers and greater than 10% beneficial owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its trustees, executive officers and greater than 10% beneficial owners were in compliance with the filing requirements with respect to transactions during 2000, except that Messrs. Meshon, Kranzdorf, Shapiro, Korman, Schneider, Shulman, Levy and Demuth, and Ms. Strehle, each filed one late report on Form 4 covering one transaction.

SHAREHOLDERS PROPOSALS

      Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than December 18, 2001 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

      In addition, the Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such a meeting, notice must be given to the secretary of the Company at the principal executive offices of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceeding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered to the secretary of the Company not earlier than the 120th day prior to such annual meeting and not later than the close of business of the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Assuming that the Company's 2002 annual meeting is held on June 12, 2002, the Company must receive notice of a shareholder's intention to introduce a nomination or other item of business at the annual meeting by March 14, 2002. If we do not receive notice by that date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that annual meeting will use their discretion in voting the proxies when these matters are raised at the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

FINANCIAL AND OTHER INFORMATION

      The Company's Annual Report for the fiscal year ended December 31, 2000, including financial statements, was sent to shareholders. The Annual Report is not a part of the proxy solicitation materials.

EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with shareholders or their personal representatives.

OTHER MATTERS

      The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

                                                                      APPENDIX A


                                     CHARTER
                                       OF
                    AUDIT COMMITTEE OF THE BOARD OF TRUSTEES
                                       OF
                              KRAMONT REALTY TRUST

I.    STATEMENT OF POLICY

      The function of the Audit Committee is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Trust to the public, the Trust's system of internal controls regarding financial reporting, and the Trust's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

      - Serve as an independent party to monitor the Trust's financial reporting process and internal control system.

      -     Review the audit efforts of the Trust's independent auditors.

      - Provide an open avenue of communication among the independent accountants, management and the Board of Trustees.

II.   COMPOSITION

      The Audit Committee shall be comprised of three or more directors, each of whom satisfies the independence and other requirements of the New York Stock Exchange as determined by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

      The Committee shall meet at such times and with such frequency as the Committee shall determine as appropriate to meet its responsibilities. The Committee shall meet with management and with the independent auditors to discuss any matters that the Committee or the other participants believe should be discussed. The Committee, its Chair or the Chair's designee should meet with the independent auditors and management quarterly to review the Trust's financials. The Committee shall report to the Board of Trustees from time to time.

IV.   RESPONSIBILITIES AND DUTIES

Documents/Reports Review

      1. Review this Charter, at least annually, and report the results of its review to the Board.

      2. Review the Trust's annual financial statements, including any certification, report or opinion rendered by the independent auditors.

      3. Review with financial management and the independent auditors a draft of the quarterly earnings press release or Form 10-Q in substantially final form prior to release or filing. The Chair or one or more other members of the Committee may represent the entire Committee for purposes of this review.

Independent Auditors

            The Trust's outside independent auditors are ultimately accountable to the Board of Trustees and the Audit Committee. The Board of Trustees in consultation with the Audit Committee, has the ultimate authority to select, evaluate and, where in its business judgement appropriate, replace the outside independent auditors.

      The Audit Committee shall:

      4. Recommend to the Board of Trustees the selection of the independent auditors and consider their independence.

      5. Receive from the independent auditors the report required by Independence Standards Board Standard No. 1 relating to the auditor's independence, as in effect at that time, and discuss it with the independent auditors.

Financial Reporting Process

      6. Consult with the independent auditors concerning their review of the organization's financial reporting process.

      7. Consider the independent auditor's judgement about the quality and appropriateness of the Trust's accounting principles as applied in it financial reporting. Discuss with the Trust's independent auditors their views about the quality and acceptability of the Trust's accounting principles as applied to its financial reporting.

      8. Consider and approve, if appropriate, major changes to the Trust's auditing and accounting principles and practices as suggested by the independent auditors or management.

      9. Review the procedures established by the Trust that monitor the compliance by the Trust with the provisions of the Internal Revenue Code concerning qualification as a real estate investment trust.

      10. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

                                 [KRAMONT LOGO]

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned shareholder of Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Louis P. Meshon, Sr. and Etta M. Strehle, and each of them, his or her true and lawful agents and proxies with full power of substitution to attend the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 12, 2001 at the Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, NY 10019, at 10:30 a.m. local time, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned. The undersigned hereby revokes any proxy previously given with respect to such shares.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued and to be dated and signed on reverse side)



                             *FOLD AND DETACH HERE*
--------------------------------------------------------------------------------


     1. The election of the following persons as Trustees of the Company to serve a three-year term expiring 2004.

          Norman M. Kranzdorf
          [ ] FOR such nominee              [ ] WITHHELD as to such nominee

          Bernard J. Korman
          [ ] FOR such nominee              [ ] WITHHELD as to such nominee

     2. The ratification of the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

          [ ] FOR                 [ ] AGAINST          [ ] ABSTAIN

     3. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

          [ ] FOR                  [ ] AGAINST          [ ] ABSTAIN

                            - FOLD AND DETACH HERE -
 ................................................................................

[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[ ] CHANGE OF ADDRESS OR COMMENTS MARK HERE

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                                   DATED:                                , 2001
                                         -------------------------------

                                   --------------------------------------------
                                                     Signature

                                   --------------------------------------------
                                            Signature, if held jointly

                                   Voting must be indicated (x) in blue or black ink. Sign, Date and Return the Proxy Card promptly using the enclosed envelope.